UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2005

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

SatCon Technology Corporation (the “Company”) hereby amends its Current Report on Form 8-K dated January 28, 2005, filed with the Securities and Exchange Commission on February 2, 2005 (the “Original Form 8-K”), to (i) amend and restate Item 5.02 (to reference the fact that, subsequent to the filing of the Original Form 8-K, the Company received a letter from Gerald L. Wilson, a former director of the Company, describing his view of his disagreement with management that led to his resignation as a director, and to include the Company’s response to such letter) and (ii) add Item 9.01 to include Exhibit 17.1 — Letter from Gerald L. Wilson to the Company, dated February 4, 2005, which is attached hereto.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Director

On January 28, 2005, Gerald L. Wilson resigned from the Board of Directors of SatCon Technology Corporation (the “Company”).  Dr. Wilson was a Class II Director whose term would have otherwise expired in 2005.  At the time of his resignation, Dr. Wilson was a member of the Company’s Audit Committee and Chair of the Corporate Governance and Nominating Committee.  The Company believes that Dr. Wilson resigned as a result of a disagreement with management over how to restore the Company to profitability.

On February 2, 2005, the Company filed the Original Form 8-K to report this information, and, as required by law, provided Dr. Wilson with an opportunity to furnish the Company with a letter stating whether he agreed with the statements made by the Company in the Original Form 8-K regarding his resignation and, if not, stating the respects in which he does not agree.  On February 6, 2005, the Company received a letter from Dr. Wilson describing his view of his disagreement with management that led to his resignation as a director of the Company.  This letter is attached hereto as Exhibit 17.1.

In response to Dr. Wilson’s letter, the Company notes that it has made substantial cost reductions over the past two years and believes that it must further reduce its expenses, and in particular its corporate overhead, in order to achieve profitability at current revenue levels.  However, the Company believes that it must also increase revenues in order to sustain profitability because certain elements of its overhead expenses are relatively constant regardless of revenues.

All actions the Company has taken, including cost reduction efforts and stock sales, have been taken after deliberation and consideration of available information, and were taken with the belief that such actions were in the best interests of the Company and its stockholders.

Resignation of Principal Officer

On February 1, 2005, Ralph M. Norwood resigned from his positions of Vice President of Finance, Chief Financial Officer and Treasurer of the Company.

Item 9.01 – Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

17.1	Letter from Gerald L. Wilson to the Company, dated February 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: February 8, 2005	By:	/s/ David B. Eisenhaure
David B. Eisenhaure
Chief Executive Officer